UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 5, 2013

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4400 West 78th Street – Suite 520

Minneapolis, Minnesota 55435

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information required by this Item 1.01 is included in Item 2.01 below and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 5, 2013, Apogee Enterprises, Inc. (the “Company”), entered into a Share Purchase Agreement (the “Agreement”) by and among (i) 2393514 Ontario Inc., a corporation organized and existing under the laws of the Province of Ontario, a wholly-owned affiliate of the Company (the “Purchaser”), (ii) the Company, (iii) Alumicor Limited, a corporation organized and existing under the laws of the Province of Ontario, (“Alumicor”), (iv) PEF 2005 Alumicor Investment Limited Partnership (“PEF”), a limited partnership formed and existing under the laws of the Province of British Columbia and (v) the individual shareholders of Alumicor listed in the Agreement (collectively, together with PEF, the “Sellers”).

Pursuant to the terms of the Agreement, on November 5, 2013, the Purchaser acquired from the Sellers all of the issued and outstanding shares of Alumicor for aggregate cash consideration of approximately $52.0 million (U.S.), subject to certain adjustments. The Agreement contains customary representations, warranties, covenants and indemnification provisions. In order to secure any purchase price adjustment due to the Purchaser from the Sellers and certain indemnification obligations of the Sellers to Purchaser and the Company, approximately $7.0 million (U.S.) of the consideration paid by the Purchaser was placed in escrow for a period of up to 24 months after the closing of the share purchase. The Company guaranteed the obligations of the Purchaser under the Agreement. The Purchaser and the Company funded the acquisition from cash on hand at the Company.

The representations, warranties and covenants set forth in the Agreement have been made only for the purposes of such Agreement and solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures, may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and were made only as of the date of the Agreement or such other date as specified in the Agreement. Accordingly, the Agreement is included with this filing only to provide investors with information regarding the terms of the Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Alumicor, headquartered in Toronto, Ontario, and with facilities in Toronto; Winnipeg, Manitoba; St. Laurent, Quebec; and Bedford, Nova Scotia, is a supplier of architectural aluminum building envelope products.

In connection with the Agreement and the acquisition of Alumicor, the Purchaser and the Company entered into certain other agreements, including employment agreements, consulting agreements and non-competition agreements, with certain of the Sellers.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On November 5, 2013, the Company issued a press release announcing its entering into the Agreement and the transactions described in this Current Report on Form 8-K. A copy of this press release is furnished (not filed) as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

2.1*	Share Purchase Agreement, dated November 5, 2013, between 2393514 Ontario Inc., Apogee Enterprises, Inc., PEF 2005 Alumicor Investment Limited Partnership, on behalf of itself and as sellers’ agent, Andre Belanger, Ken Rowson, John Castelhano, Anthony Kerwin, Lawrence Maker, Paul Antoniadis, and Alumicor Limited.

99.1	Press Release, dated November 5, 2013.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ Patricia A. Beithon
Patricia A. Beithon Secretary

Date: November 5, 2013

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Share Purchase Agreement, dated November 5, 2013, between 2393514 Ontario Inc., Apogee Enterprises, Inc., PEF 2005 Alumicor Investment Limited Partnership, on behalf of itself and as sellers’ agent, Andre Belanger, Ken Rowson, John Castelhano, Anthony Kerwin, Lawrence Maker, Paul Antoniadis, and Alumicor Limited.

99.1	Press Release, dated November 5, 2013.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

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